AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2000.

                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      -------------------------------------
                                JORE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          MONTANA                                  81-0465233
(State or other Jurisdiction of         (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                 -----------------------------------------------

                             45000 HIGHWAY 93 SOUTH
                              RONAN, MONTANA 59864
                                 (406) 676-4900
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                 -----------------------------------------------
              AMENDED AND RESTATED JORE CORPORATION 1997 STOCK PLAN
                            (Full Title of the Plans)
                 -----------------------------------------------

                             DAVID H. BJORNSON, ESQ.
                             45000 HIGHWAY 93 SOUTH
                              RONAN, MONTANA 59864
                                 (406) 676-4900
            (Name, Address and Telephone Number of Agent for Service)
                 -----------------------------------------------

                                   COPIES TO:
                         WILLIAM E. VAN VALKENBERG, ESQ.
                    VAN VALKENBERG FURBER LAW GROUP P.L.L.C.
                         1325 FOURTH AVENUE, SUITE 1200
                         SEATTLE, WASHINGTON 98101-2509
                            TELEPHONE: (206) 464-0460
                            FACSIMILE: (206) 464-2857
                 -----------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                                               AMOUNT TO BE    OFFERING PRICE        AGGREGATE        REGISTRATION
   TITLE OF EACH CLASS OF SECURITIES TO BE     REGISTERED(1)    PER SHARE(2)     OFFERING PRICE(2)       FEE(2)
                 REGISTERED
Common Stock, without par value                    1,100,000            $7.8125          $8,593,750        $2,268.75


         (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

         (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon an estimated price per share of $7.8125 based on the average of the high ($8.6250) and low ($7.0000) sales prices for the Registrant's Common Stock on December 28, 1999, as reported by the Nasdaq National Market.

                 -----------------------------------------------

                                EXPLANATORY NOTE

         The contents of the Registration Statement on Form S-8 filed by Jore Corporation (the "Company") under Registration Number 333-88873 with respect to the securities offered pursuant to the Amended and Restated Jore Corporation 1997 Stock Plan (the "Plan") are incorporated herein by reference.

         This Registration Statement covers 1,100,000 shares of the common stock of Jore Corporation authorized to be issued under the Amended and Restated Jore Corporation 1997 Stock Plan pursuant to an amendment to such Plan. The Company previously registered 1,300,000 shares of common stock issuable under such Plan on its Registration Statement on Form S-8 (File No. 333-88873) as filed with the Securities and Exchange Commission on October 13, 1999. Pursuant to Rule 429, the Prospectus relating to the shares registered pursuant to this Registration Statement also relates to the 1,300,000 shares of the Company's common stock registered pursuant to Registration Statement No. 333-88873.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference into this Registration Statement.

         (a) The Company's Quarterly Report on Form 10-Q dated November 15,
1999.

         All documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities covered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Securities and Exchange Commission until the information contained therein is superseded or updated by any subsequently-filed document that is or is deemed to be incorporated by reference in this Registration Statement.

ITEM 8.  EXHIBITS.

         The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein:


              EXHIBIT NO.      DESCRIPTION
                  5.1      Opinion of Van Valkenberg Furber Law Group P.L.L.C.
                           as to legality of shares to be issued.

                  23.1     Consent of Van Valkenberg Furber Law Group P.L.L.C.
                           (Included in Exhibit 5.1).

                  23.2 Consent of Deloitte & Touche L.L.P., independent certified public accountants for the Company.

                  24.1 Power of Attorney (Included in the signature page to this Registration Statement).

                  99.1     Amendment dated October 25, 1999 to the Amended and
                           Restated Jore Corporation 1997 Stock Plan.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ronan, State of Montana, on the 3rd day of January, 2000.

                                JORE CORPORATION

                                By: /s/ Matthew B. Jore
                                   ---------------------------------------
                                     Matthew B. Jore
                                     President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 3rd day of January, 2000.



             SIGNATURE                                     TITLE

         /s/ Matthew B. Jore     Chairman, President and Chief Executive Officer
         -------------------     (Principal Executive Officer)
           Matthew B. Jore

         /s/ David H. Bjornson   Chief Financial Officer and Director
         ---------------------   (Principal Financial and Accounting Officer)
          David H. Bjornson

                      *          Executive Vice President and Director
         ---------------------
          Michael W. Jore

                      *          Director
         ---------------------
         Thomas E. Mahoney

                      *          Director
         ---------------------
           R. Bruce Romfo

                      *          Director
         ---------------------
         William M. Steele

                      *          Director
         ---------------------
          James P. Mathias

                      *          Director
         ---------------------
         A. Blaine Huntsman

*By:     /s/ David H. Bjornson
         ---------------------
         David H. Bjornson
         ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS


              EXHIBIT NO.      DESCRIPTION
                  5.1      Opinion of Van Valkenberg Furber Law Group P.L.L.C.
                           as to legality of shares to be issued.

                  23.1     Consent of Van Valkenberg Furber Law Group P.L.L.C.
                           (Included in Exhibit 5.1).

                  23.2 Consent of Deloitte & Touche L.L.P., independent certified public accountants for the Company.

                  24.1     Power of Attorney.

                  99.1     Amendment dated October 25, 1999 to the Amended and
                           Restated Jore Corporation 1997 Stock Plan.
